Exhibit 10.1

11080 CirclePoint Road, Suite 140

Westminster, CO  80020

Phone: 720-940-2200, Fax: 720-208-9261

April 12, 2018

Medtronic, Inc.

8200 Coral Sea Street NE

Mounds View, MN 55112

Attention: Melody LaBeau

Dear Ms. LaBeau:

Reference is made to the Clinical Trial Collaboration Agreement between Medtronic, Inc. (“Medtronic”) and ARCA biopharma, Inc. (“ARCA”) (collectively, the “Parties”)  dated as of April 18, 2013, as modified by the First Amendment between the Parties dated June 15, 2014, the Second Amendment between the Parties dated August 28, 2014, the Canadian Addendum between the Parties dated February 4, 2015, and the European Addendum between the Parties dated September 14, 2016 (collectively, the “Collaboration Agreement”).

ARCA agrees to extend the Term as provided for in Section 8.1 of the Collaboration Agreement to April 18, 2019.  When countersigned below by Medtronic, this letter shall serve to amend the Collaboration Agreement by extending the Term to April 18, 2019.

Except as amended herein, the Collaboration Agreement shall remain in full force and effect, and unmodified in all other respects

Very truly yours,

/s/ Chris Ozeroff

Chris Ozeroff

SVP & General Counsel

Accepted and Agreed this _17___ day of April 2018

/s/ Chris Landon

Medtronic, Inc.

By:  Chris Landon

Its: _Vice President and General Manager Diagnostics Group